Exhibit 4.19

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of February 25, 2021, by and between PUXIN LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and the purchaser listed on Exhibit A attached to this Agreement (the “Purchaser” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, Purchaser desires to purchase from the Company and the Company desires to issue a convertible promissory note in substantially the form attached to this Agreement as Exhibit B, in the original principal amount set forth on Exhibit A hereto (the “Note”), which shall be convertible on the terms stated therein into the Company’s ADSs, indirectly through the conversion into Ordinary Shares (as defined below) (the ADSs issued or issuable upon conversion of the Note into the Underlying Shares (as defined below) and delivery of those Underlying Shares to the Depositary are referred to herein as the “Conversion Shares” and, together with the Note, the “Securities”). As used herein, “Ordinary Shares” means the ordinary shares, par value US$0.00005 per share, of the Company, “ADS” means an American Depositary Share representing two such Ordinary Shares, “ADR” means an American Depositary Receipt evidencing the ADSs and “Underlying Shares” means the Ordinary Shares underlying the ADSs.

NOW THEREFORE, on and subject to the terms hereof, the Parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Article I. The terms defined in this Article I include the plural as well as the singular.

“ADR” shall have the meaning specified in the recitals.

“ADS” shall have the meaning specified in the recitals.

“Affiliated Entity” shall have the meaning specified in Section 4.2.

“Agreement” shall have the meaning specified in the preamble.

“Anti-Corruption Laws” shall have the meaning specified in Section 4.22.

“Anti-Money Laundering Laws” shall have the meaning specified in Section 4.24.

“Closing” shall have the meaning specified in Section 2.3.

“Closing Date” shall have the meaning specified in Section 2.3.

“Company” shall have the meaning specified in the preamble.

“Company Reports” shall have the meaning specified in Section 4.1.

“Conversion Shares” shall have the meaning specified in the recitals.

“Deloitte” shall have the meaning specified in Section 4.9.

“Deposit Agreement” means the Deposit Agreement dated as of June 14, 2018 among the Company, Deutsche Bank Trust Company Americas, as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Depositary” means Deutsche Bank Trust Company Americas, as depositary under the Deposit Agreement.

“Enforceability Exceptions” shall have the meaning specified in Section 3.2.

“Environmental Laws” shall have the meaning specified in Section 4.20.

“Evaluation Date” shall have the meaning specified in Section 4.25.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning specified in Section 4.21.

“Interest Payment Date” shall have the meaning specified in Section 2.2.

“Issue Price” shall have the meaning specified in Section 2.1.

“Knowledge” shall have the meaning specified in Section 4.12.

“Material Adverse Effect” shall have the meaning specified in Section 4.2.

“Material Contract” shall have the meaning specified in Section 4.14.

“Material Permits” shall have the meaning specified in Section 4.13.

“Note” shall have the meaning specified in the recitals.

“OFAC” shall have the meaning specified in Section 4.23.

“Ordinary Shares” shall have the meaning specified in the recitals.

“Person” shall have the meaning specified in Section 4.23.

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“PFIC” means a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

“PRC” shall have the meaning specified in Section 4.2.

“Purchase” shall have the meaning specified in Section 2.3.

“Purchaser” shall have the meaning specified in the preamble.

“Regulation D” shall have the meaning specified in Section 3.3.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit C.

“Restricted Shares” means any ordinary shares or other equity securities of the Company issued to (i) any eligible senior management employee, including without limitation any director, executive, officer and employee, whether full time or part time, employed by the Company or its Subsidiaries; (ii) any eligible consultant to the Company or its Subsidiaries that is employed by the Company and/or its Subsidiaries (excluding the Company and its Subsidiaries), and (iii) any eligible Person who contributes to the development of the Company and its Subsidiaries as from time to time approved by the Company’s board of directors pursuant to the Share Incentive Plans and subject to a vesting schedule thereof.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations, as amended.

“Sanctions” shall have the meaning specified in Section 4.23.

“SEC” shall have the meaning specified in Section 3.6.

“Securities” shall have the meaning specified in the recitals.

“Securities Act” shall have the meaning specified in Section 3.3.

“Share Incentive Plans” means the 2018 Great Talent Share Incentive Plan and 2019 Noble Talent Share Incentive Plan both adopted by the Company.

“Subsidiary” shall have the meaning specified in Section 4.2.

“Underlying Shares” shall have the meaning specified in the recitals.

“U.S. GAAP” shall have the meaning specified in Section 4.10.

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ARTICLE II

ISSUANCE OF NOTE

Section 2.1    Issuance of Note. Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue the Note, and Purchaser agrees to purchase a Note with the principal amount set forth opposite Purchaser’s name on Exhibit A at the issue price of 100% of the principal amount of such Note (the “Issue Price”).

Section 2.2    Interest Applicable. Interest shall accrue on the principal amount of the Note (in each case computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) at a simple rate equal to 3.00% per annum from the Closing Date, which shall be payable in cash on each Interest Payment Date, and on the final maturity of the Note. The Company shall pay to the holder of the Note all accrued interest semiannually on each March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on September 1, 2021 and including March 1, 2026, which is the final maturity date of this Note. Interest shall accrue on any principal payment due under the Note until such time as payment therefor is actually delivered to the holder of the Note; provided that if any portion of the principal amount is duly converted into Conversion Shares pursuant to and in accordance with the Note, interest shall cease to accrue on the portion of the principal amount being converted.

Section 2.3    Closing. The closing (the “Closing”) of the issuance and subscription of the Note (the “Purchase”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement after all closing conditions specified in Sections 6.1 and 6.2 have been waived or satisfied. At the Closing, (i) the Purchaser shall deliver or cause to be delivered to the Company the Issue Price, and (ii) the Company shall issue to the Purchaser the Note.

Section 2.4    Maturity, Payment and Conversion. The provisions pertaining to maturity, payment, conversion and acceleration of the Note are set forth in the form of Note attached hereto as Exhibit B.

Section 2.5    Subordination. The Note and the interest accrued under the Note are the senior obligations of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such representations and warranties shall survive the Closing.

Section 3.1    Power and Authorization. Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the Purchase.

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Section 3.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). The execution and the delivery of this Agreement and consummation of the Purchase (including execution of the Registration Rights Agreement) will not violate, conflict with, or result in a breach of or default under (i) Purchaser’s organizational documents, (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Purchaser.

Section 3.3    Investor Status. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are being offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Section 3.4    Restricted Note and Shares. Purchaser (a) acknowledges that (i) the issuance of the Note pursuant to this Agreement and the issuance of any Conversion Shares have not been registered under the Securities Act or any United States state securities laws, (ii) the Note and, subject to the conversion of the Note into Underlying Shares to be delivered to the Depositary for issuance of the Conversion Shares, the Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and such state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration and qualification is available and (iii) the Note and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act; and (b) is purchasing the Note and Conversion Shares for investment purposes only for the account of Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Note or Conversion Shares in a manner that would violate the registration requirements of the Securities Act. Purchaser is able to bear the economic risk of holding the Note and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Note and Conversion Shares.

Section 3.5    Legends. Purchaser understands and agrees that any certificates, book-entry or ADRs representing the Note and Conversion Shares shall bear the restrictive legend set forth in the form of Note attached hereto as Exhibit B or in Section 7.2 below, respectively.

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Section 3.6    Adequate Information; No Reliance. Purchaser acknowledges and agrees that (a) Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby and is able to bear the economic risks of an investment in the Securities, (c) Purchaser has had a full opportunity to speak directly with directors and officers of the Company and to ask questions of the Company and such directors and officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (e) Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of the Company’s directors, officers, affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.

Section 3.7    No Public Market. Purchaser understands that no public market exists for the Note, and that there is no assurance that a public market will ever develop for the Note.

Section 3.8    No General Solicitation or Advertising. The offer to enter into the Purchase was directly communicated to Purchaser, and Purchaser was able to ask questions and receive answers concerning the terms of this transaction. At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 3.9    Brokers’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on Purchaser’s behalf who would be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to Purchaser, and all such representations and warranties shall survive the Closing.

Section 4.1    Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2019 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 4.2    Due Incorporation. Each of the Company, its Subsidiaries and each of the entities through which the Company conducts its operations in the People’s Republic of China (the “PRC”) by way of contractual arrangements (each an “Affiliated Entity”) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Except as disclosed in the Company Reports, each of the Company, its Subsidiaries and its Affiliated Entities is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company, its Subsidiaries, and Affiliated Entities taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Note or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

Section 4.3    Subsidiaries. The capital stock of each Subsidiary have been duly authorized and validly issued, are duly paid to the extent that is required by their applicable charter documents and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

Section 4.4    Due Authorization. The Company has the full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to perform and discharge its obligations hereunder and thereunder; and this Agreement and the Registration Rights Agreement and the performance by the Company of its obligations hereunder and thereunder have been duly authorized. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Registration Rights Agreement, when executed and delivered by the Company and the Purchaser will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

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Section 4.5    The Note and the Conversion Shares. The Note has been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company. The Ordinary Shares to be issued by the Company upon conversion in whole or in part of the Note have been duly authorized for issuance. Upon subscription by each holder of the Note for the number of Ordinary Shares issuable in connection with the conversion in whole or in part of such Note, such Ordinary Shares shall constitute Underlying Shares to be deposited with the Depositary for the issuance of Conversion Shares in the form of ADRs. When issued in accordance with the terms of the Note, such Conversion Shares evidenced by such ADRs, and the Underlying Shares, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified respectively therein and in the Deposit Agreement (as defined below); no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the Ordinary Shares in the form of the Conversion Shares and the issuance thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the Cayman Islands or any agreement or other instrument to which the Company is a party. Each Note and all Conversion Shares will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction.

Section 4.6    Capitalization. As of February 19, 2021, the share capital of the Company consists of 188,653,468 issued Ordinary Shares, fully paid, and with a par value of US$0.00005 each, and total authorized capital of 1,000,000,000 Ordinary Shares. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as set forth in the Company Reports with respect to share incentive awards that may be issued from time to time under the Company’s Share Incentive Plans, the Company has no shares of capital stock reserved for issuance, with the exception of the shares authorized for issuance in connection with the Note to be issued pursuant hereto. Except as set forth above or pursuant to this Agreement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations.

Section 4.7    No Default, Termination or Lien. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the issuance and delivery of the Note by the Company, the issuance and delivery of all Conversion Shares in accordance with the terms of the Note, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and the Registration Rights Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary or Affiliated Entity pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Affiliated Entities is bound or to which any of the property or assets of the Company or any of its Subsidiaries or Affiliated Entities is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or Affiliated Entities or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Affiliated Entities or any of their properties or assets.

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Section 4.8    No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states of the United States and the New York Stock Exchange in connection with the offer and issuance of the Notes.

Section 4.9    Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 4.10    Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports. Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 4.11    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

Section 4.12    Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims (i) pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries or Affiliated Entities is a party or to which any of the properties or assets of the Company or any of its Subsidiaries or Affiliated Entities is subject, other than proceedings accurately described in all material respects in the Company Reports and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries or Affiliated Entities is subject or by which the Company or any of its Subsidiaries or Affiliated Entities is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described therein or filed as required. Neither the Company nor any Subsidiary or Affiliated Entities, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. For purposes of this Agreement, “Knowledge” means the actual knowledge (after due inquiry) of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries or Affiliated Entities, as applicable.

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Section 4.13    Regulatory Permits. Each of the Company and its Subsidiaries and Affiliated Entities possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries or Affiliated Entities has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation, termination or material adverse modifications of any Material Permits.

Section 4.14    Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries and Affiliated Entities are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries and Affiliated Entities or that would be required to be filed pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F. Neither the Company nor any of its Subsidiaries or Affiliated Entities is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.

Section 4.15    Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the Purchase and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 4.16    No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 4.17    Title to Property. The Company and its Subsidiaries and Affiliated Entities have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Company Reports.

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Section 4.18    No Labor Disputes. No strike, labor dispute, slowdown or stoppage is pending or, to the Knowledge of the Company or the Subsidiaries or Affiliated Entities, threatened against the Company or any of the Subsidiaries or Affiliated Entities, except any labor dispute that would not have, individually or in the aggregate, a Material Adverse Effect, and no union representation dispute currently is existing concerning the employees of the Company or any of the Subsidiaries or Affiliated Entities. To the Knowledge of the Company or the Subsidiaries or Affiliated Entities, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries or Affiliated Entities and there has been no violation of any United States federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries or Affiliated Entities.

Section 4.19    Taxes. The Company (i) has filed all necessary national, regional, local and other tax returns (or timely filed applicable extensions therefore) that have been required to be filed, (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports, (iii) does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it, except, in each case, for any failure to pay tax or file a tax return or any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.20    Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries or Affiliated Entities is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or, to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 4.21    Intellectual Property Rights. The Company and its Subsidiaries and Affiliated Entities own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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Section 4.22    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or Affiliated Entities, nor any director or officer thereof nor, to the Company’s Knowledge, any employee, agent, affiliate or representative of the Company or of any of its Subsidiaries or Affiliated Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his or her lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the sale of the Note in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and Affiliated Entities and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and implemented, and will continue to maintain and implement, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. .

Section 4.23    OFAC and Similar Laws. None of the Company, any of its Subsidiaries and Affiliated Entities or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries or Affiliated Entities is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries or Affiliated Entities located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the issuance of the Note, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, Affiliated Entities, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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Section 4.24     Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Law of the PRC, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

Section 4.25    Disclosure Controls and Procedures. Except as disclosed in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 4.26    Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.27    Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding Ordinary Shares or ADSs due to grants of share under the Company’s Share Incentive Plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or (vi) any issuance of options, warrants, convertible securities or other rights to purchase the capital share (other than grants of share options under the Company’s Share Incentive Plans existing on the date hereof) of the Company.

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Section 4.28    Brokers’ Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and issuance of any Note or any transaction contemplated by this Agreement.

Section 4.29    Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the New York Stock Exchange, nor has the Company received any notification that either the SEC or the New York Stock Exchange is contemplating terminating such registration or listing. The Conversion Shares will be duly authorized for listing on the New York Stock Exchange immediately upon conversion of each Note in accordance with the terms of each Note and the issuance of the ADSs by the Depositary following the deposit of the Underlying Shares.

Section 4.30    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

Section 4.31    New York Stock Exchange Approval Rules. No further approval of the shareholders of the Company under the rules and regulations of the New York Stock Exchange is required for the Company to issue and deliver the Note to Purchaser or the Conversion Shares upon conversion of the Note.

Section 4.32    No General Solicitation. Neither the Company nor any person acting on its or their behalf has engaged in any general solicitation or general advertising in connection with the offering or issuance of any Note, including but not limited to the methods described in Rule 502(c) under the Securities Act.

Section 4.33    Integration. Neither the Company nor any other person acting on its behalf has, directly or indirectly, offered or sold or will, directly or indirectly, offer or sell any securities of the same or similar class as the Note, or take any other action, so as to cause the offer and issuance of the Note to fail to be entitled to the exemption afforded by Regulation D under the Securities Act.

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Section 4.34    PFIC Status. The Company was not a PFIC as of the end of its most recent taxable year and, based on the expected composition of its income and the value of its assets, does not expect to be a PFIC for the current taxable year.

Section 4.35    No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Purchaser to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Note.

Section 4.36    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

Section 4.37    Payment of Dividends. All Conversion Shares shall be entitled to rights to participate in all dividends and other distributions the record one of which falls after the date on which the Note has been surrendered for conversion at the principal office of the Company, as the case may be.

Section 4.38    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Section 4.39    No Immunity. None of the Company, its Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, the State of New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Note, the Registration Rights Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law.

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ARTICLE V

OTHER AGREEMENTS

Section 5.1    Depositary. As more fully described in the Note, upon conversion of all or any portion of a Note held by Purchaser in accordance with the terms thereof, the Company will cause the Depositary to deliver the relevant number of Conversion Shares to Purchaser against deposit of the Underlying Shares, pursuant to the Deposit Agreement, and the owners and holders from time to time of the ADSs issued thereunder, and Purchaser shall cooperate with the Company and the Depositary in connection therewith.

Section 5.2    Supplemental Listing Application. Within two business days following the Closing Date, the Company shall file with the New York Stock Exchange a supplemental listing application reflecting the transactions contemplated hereby.

Section 5.3    Listing of Shares; Certificates. The Company covenants that all Conversion Shares will, at all times that any Note is convertible, be duly approved for listing subject to official notice of issuance on the New York Stock Exchange. The Company covenants that the certificates, if any, representing the ADRs to be issued to evidence any Conversion Shares issued upon conversion of Notes will comply with applicable law.

Section 5.4    SAFE Rules and Regulations. To the extent practicable, the Company will, on a continuous basis, use its reasonable efforts to cause each of the Company’s direct or indirect shareholders who are a “domestic resident” (as defined in Circular 37), and cause one of its Affiliated Entities or its subsidiaries in China to work with each of the participants of the Share Incentive Plans, who is a “domestic resident” (as defined in Circular 7) and directly or indirectly holds Restricted Shares of the Company, who is a “domestic resident” (as defined in Circular 7), to duly complete, obtain and keep current the foreign exchange registrations with the competent local branch of the SAFE in accordance with the requirements of the SAFE Rules and Regulations.

Section 5.5    Confidentiality. Each Party agrees not to disclose the other Party’s identity and not to permit such disclosure by any of its Subsidiaries and affiliates unless such disclosure is required, in the good faith determination by qualified legal counsel, by applicable law or regulation (including any rules or regulations of any securities exchange). In the case that disclosure is so required, the Company will provide Purchaser with a draft of the proposed disclosure at least ten days prior to its release, publication or filing and will accept reasonable comments on such disclosure.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1    Purchaser’s Conditions Precedent. The obligation of Purchaser to complete the Purchase is subject to the satisfaction of each of the following conditions precedent:

(a)    each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

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(b)    the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(d)    the Company shall have executed and delivered the Registration Rights Agreement to Purchaser; and

(e)    the Chief Executive Officer or Chief Financial Officer of the Company shall have delivered to Purchaser a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry, as to the matters set forth in paragraphs (a) and (b) of this Section 6.1.

Section 6.2    Company Conditions Precedent. The obligation of the Company to complete the issuance of the Note to Purchaser contemplated by this Agreement is subject to the satisfaction of each of the following conditions precedent:

(a)    each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)    Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof; and

(d)    Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Purchaser, certifying to his or her knowledge, after reasonable inquiry, as to the matters set forth in paragraphs (a) and (b) of this Section 6.2.

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ARTICLE VII

CERTAIN COVENANTS

Section 7.1    Certain Actions. The Company and Purchaser shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.

Section 7.2    Legends. To the extent reasonably necessary under applicable law, any certificate, book-entry or ADR representing Conversion Shares which are issued following conversion of the Note and deposit of the Underlying Shares with the Depositary shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 7.3    Legend Removal. Upon the request of the Purchaser or any transferee or proposed transferee thereof, the Company shall instruct the Depositary to remove the legend contemplated by Section 7.2 of this Agreement (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), if the Conversion Shares are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion Shares may be made without registration under the Securities Act or that such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act.

ARTICLE VIII

MISCELLANEOUS

Section 8.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

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Section 8.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 8.3    Governing Law; Arbitration. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York without reference to its choice of law rules. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong.

Section 8.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 8.5    Certain Definitional Provisions. Unless the express context otherwise requires, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

The Company

PUXIN LIMITED

By: /s/ Yunlong Sha

Name: Yunlong Sha

Title: Chairman and Chief Executive Officer

Purchaser

SERENITY INVESTMENT MASTER FUND LIMITED

By: /s/Wang CHEN

Name: Wang CHEN

Title: Director

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EXHIBIT A

SCHEDULE OF PURCHASERS

Serenity Investment Master Fund Limited

Aggregate Principal Amount of Notes:             $50,000,000

A-1

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

B-1

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE CONVERTIBLE NOTE AGREEMENT, DATED AS OF [•], 2021, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN PUXIN LIMITED (THE “COMPANY”) AND THE PURCHASER PARTY THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

PUXIN LIMITED

CONVERTIBLE PROMISSORY NOTE

[●], 2021	US$50,000,000

Puxin Limited, a Cayman Islands exempted company with limited liability (the “Company”), hereby promises to pay to the order of Serenity Investment Master Fund Limited (the “Purchaser”) or its transferee, the principal amount of Fifty Million Dollars ($50,000,000). This Note is being issued pursuant to a Convertible Note Purchase Agreement, dated as of [●], 2021 (the “Purchase Agreement”), between the Company and the Purchaser. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

ARTICLE I

DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Article I. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.

“ADSs” shall have the meaning specified in Section 3.2.

“Board of Directors” shall have the meaning specified in Section 5.3(a).

“Closing Sale Price” shall have the meaning specified in Section 5.1(d).

“Company” shall have the meaning specified in the preamble.

“Conversion Date” shall have the meaning specified in Section 5.1(b).

“Conversion Rate” shall have the meaning specified in Section 5.2.

“Deposit Agreement” means Deposit Agreement dated as of June 14, 2018 among the Company, Deutsche Bank Trust Company Americas, as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Depositary” means Deutsche Bank Trust Company Americas, as depositary under the Deposit Agreement.

“Distributed Assets” shall have the meaning specified in Section 5.3(d).

“Event of Default” shall have the meaning specified in Section 4.1.

“Expiration Date” shall have the meaning specified in Section 5.3(f).

“Expiration Time” shall have the meaning specified in Section 5.3(f).

“Fundamental Change” means the occurrence of any of the following:

(a)    except as described in clause (b) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Company’s then outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs);

(b)    the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or any similar transaction pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and consolidated affiliated entities, taken as a whole, to any Person other than one of the Company’s Subsidiaries or consolidated affiliated entities; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of ordinary shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)    the ADSs (or Ordinary Shares or other common equity then underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange (or its successors); or

(e)    any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter.

“Interest Payment Date” shall have the meaning specified in Section 2.1.

“Make Whole Fundamental Change” means the occurrence of any Fundamental Change contemplated by clauses (a), (b), (d), or ( e) of the definition thereof.

“Make Whole Fundamental Change Premium” means the product of the then applicable Conversion Rate multiplied by 1.20.

“Merger Event” shall have the meaning specified in Section 5.4.

“Ordinary Shares” shall have the meaning specified in Section 3.2.

“Permitted Holders” means Mr. Yunlong Sha and Long bright Limited, together with any other respective “person” or “group” subject to aggregatation of ordianry share capital of the Company (including ordinary share capital held in the form of ADSs) with any of the aforementioned person and entity under Section 13(d) of the Exchange Act.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchase Agreement” shall have the meaning specified in the preamble.

“Purchaser” shall have the meaning specified in the preamble.

“Reference Price” means US$4.00 per Ordinary Share (equivalent to US$8.00 per ADS), subject to the same adjustments to the Conversion Rate pursuant to this Note.

“Reference Property” shall have the meaning specified in Section 5.4.

“Securities Act” shall have the meaning specified in the legend above.

“Spin-Off” shall have the meaning specified in Section 5.3(d).

“Spin-Off Valuation Period” shall have the meaning specified in Section 5.3(d).

“Successor Company” shall have the meaning specified in Section 13.1.

“Trigger Event” shall have the meaning specified in Section 5.3(d).

“Underlying Shares” shall have the meaning specified in Section 5.1(d)(i).

“US$ or $” refers to United States dollars, the lawful currency of the United States.

ARTICLE II

PAYMENT OF INTEREST

Section 2.1    Interest Payments. Interest shall accrue on the principal amount of the Note (in each case computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) at a simple rate equal to 3.00% per annum. The Company shall pay to the holder of this Note all accrued interest in cash semiannually on each [●] and [●] of each year (each, an “Interest Payment Date”), commencing on [●], 2021 and including [●], which is the final maturity date of this Note. Interest shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the holder of this Note; provided that if any portion of the principal amount is duly converted into Conversion Shares pursuant to and in accordance with the Note, interest shall cease to accrue on the portion of the principal amount being converted.

Section 2.2    Payment of Interest Upon Conversion. Accrued and unpaid interest that would have been payable on the next Interest Payment Date will not be payable with respect to any portion of the Note submitted for conversion prior to such Interest Payment Date except for (i) a Note submitted for conversion after [●] (the last Interest Payment Date prior to maturity of the Note; (ii) if a Fundamental Change has occurred and the Note is submitted for conversion prior to the last day that the Note may be submitted for repurchase pursuant to Section 6.3; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Note.

ARTICLE III

PAYMENT OF PRINCIPAL ON NOTE

Section 3.1    Scheduled Payment. Unless converted as set forth below, the principal amount (including any accrued and unpaid interest) of this Note shall be due and payable on [●], 2026.

Section 3.2    Conversion. Notwithstanding any provision contained in this Article III, the holder of this Note may convert, indirectly through the procedure set forth in Section 5.1(c), all or any portion of the outstanding principal amount (including any accrued and unpaid interest) of this Note into the Company’s American Depositary Shares (“ADSs”), each representing two (2) ordinary shares of the Company, par value US$0.00005 per share (“Ordinary Shares”), in accordance with Article V, until such time as the outstanding principal amount (including any accrued and unpaid interest) has been paid in full. For the avoidance of doubt, any reference in this Note to the conversion of the Note into ADSs shall mean the issuance of ADSs following conversion of the Note in accordance with the procedure set forth in Section 5.1(c).

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Section 4.1    Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of principal or interest on the Note when the same becomes due and payable, whether at maturity, an Interest Payment Date or at a date fixed for prepayment or by declaration or otherwise and such failure to pay is not cured within three (3) business days after the occurrence thereof; or

(b)    the Company defaults in the performance of, or compliance with, any material term contained in the Purchase Agreement or the Note and the default is not remedied within thirty (30) days after the Company receives written notice of the default from the holder of the Note; or

(c)    the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (v) is adjudicated as insolvent or to be liquidated; or

(d)    the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness for borrowed money of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument; or

(e)    one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; or

(f)    a court or governmental authority of competent jurisdiction enters an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

Section 4.2    Acceleration.

(a)    If an Event of Default with respect to the Company described in subsection (c) of Section 4.1 has occurred, the Note shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, the holder of the Note may at any time at his, her or its option, by notice to the Company, declare the Note to be immediately due and payable.

(c)    Upon the Note becoming due and payable under this Section 4.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount (including any accrued and unpaid interest) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 4.3    Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 4.2, the holder of the Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 4.4    No Waivers or Election of Remedies; Expenses. No course of dealing and no delay on the part of the holder of the Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. The Company shall pay the principal aomut (including any accrued and unpaid interest) of the Note without any deduction for any setoff or counterclaim. No right, power or remedy conferred by the Purchase Agreement or by the Note upon the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of the Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

ARTICLE V

CONVERSION

Section 5.1    Conversion Procedure.

(a)    At any time prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount this Note into a number of ADSs (excluding any fractional ADS) equal to the product obtained by dividing (i) the portion of the principal amount designated by such holder to be converted, by (ii) the Conversion Rate then in effect.

(b)    Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company (the “Conversion Date”). At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names the ADSs are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the ADSs represented thereby.

(c)    As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of clause (i) below), the holder of this Note shall subscribe for the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note, and the Company shall do the following:

(i)    register the issuance to the converting holder of the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note (the “Underlying Shares”) in the Company’s share transfer registry;

(ii)    issue the Underlying Shares and deposit such Underlying Shares with Deutsch Bank Trust Company Americas, as depositary (the “Depositary”), in the name and on behalf of the holder of the Note;

(iii)    cause the Depositary to issue and deliver to the converting holder certificates or a book-entry transfer for the number of ADSs to which the holder shall be entitled against deposit of the Underlying Shares, pursuant to the Deposit Agreement ; and

(iv)    deliver to the converting holder a new Note representing any portion of the principal amount that was represented by the Note surrendered to the Company in connection with such conversion, but which was not converted or which could not be converted because it would have required the issuance of a fractional Ordinary Share.

The converting holder shall cooperate with the Company and the Depositary to facilitate the process outlined above, including through the execution of a subscription form for the Ordinary Shares satisfactory to the converting holder and the execution of a power of attorney authorizing the Company to deliver the Underlying Shares to the Depositary on such holder’s behalf.

(d)    If a fractional ADS would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall in the event the conversion is being consummated in connection with repayment in full of the Note, pay in cash an amount equal to the market price of such fractional share based on the closing price of the ADSs on the New York Stock Exchange (the “Closing Sale Price”) on the Conversion Date.

(e)    The issuance of the Underlying Shares and ADSs upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Underlying Shares and ADSs, unless the tax is due because the holder requests such Underlying Shares and ADSs to be issued in a name other than the holder’s name, in which case the holder shall pay the tax. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Ordinary Shares and ADSs issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f)    The Company shall not close its books against the transfer of Ordinary Shares or ADSs issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

Section 5.2    Conversion Rate. The initial Conversion Rate shall be 125.0000 ADSs (subject to adjustment as provided in this Article V, the “Conversion Rate”) per $1,000 principal amount of the Note. To address dilution of the conversion rights granted under the Note, the Conversion Rate shall be subject to adjustment from time to time pursuant to Section 5.3. The Conversion Rate will also be subject to adjustment upon the occurrence of certain Make Whole Fundamental Changes pursuant to Section 6.2.

Section 5.3    Adjustments to Conversion Rate. If the number of Ordinary Shares represented by each ADS is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 5.3, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Note is based remains the same. In addition, the Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)    In case the Company shall, at any time or from time to time while the Note is outstanding, pay a dividend in Ordinary Shares (directly or in the form of ADSs) or make a distribution in Ordinary Shares to all or substantially all holders of Ordinary Shares, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Any adjustment made pursuant to this Section 5.3(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 5.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company (the “Board of Directors”) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 5.3(a), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution shall not include Ordinary Shares held in treasury, if any. The Company will not pay any dividend or make any distribution on Ordinary Shares held in treasury, if any.

(b)    In case outstanding Ordinary Shares (directly or in the form of ADSs) shall be subdivided or split into a greater number of Ordinary Shares or combined or reverse split into a smaller number of Ordinary Shares (in each case, other than in connection with a transaction to which Section 5.4 applies), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this Section 5.3(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(c)    In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan or a dividend or distribution on Ordinary Shares in Ordinary Shares as set forth in (a) above) or warrants to all or substantially all holders of its Ordinary Shares (whether direct or in the form of ADSs), other than an issuance in connection with a transaction to which Section 5.4 applies, entitling them to purchase, for a period expiring within forty-five (45) calendar days of the date of issuance, Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Closing Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for the distribution, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such issuance;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;

X	=	the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights or warrants; and

Y	=	the number of Ordinary Shares equal to the quotient of (x) aggregate price payable to exercise such rights or warrants, divided by (y) the average of the Closing Sale Prices of the ADSs during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such issuance.

Any adjustment made pursuant to this Section 5.3(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance. If any rights or warrants described in this Section 5.3(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. In determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors). For purposes of this Section 5.3(c), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance shall not include Ordinary Shares held in treasury, if any. The Company will not issue any such rights or warrants in respect of Ordinary Shares held in treasury, if any.

(d)    In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Ordinary Shares (whether direct or in the form of ADSs) of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 5.3(a), (ii) any rights or warrants referred to in Section 5.3(c), (iii) any dividends or distributions referred to in Section 5.3(e), (iv) any dividends or distributions in connection with a transaction to which Section 5.4 applies, or (v) any Spin-Offs to which the provisions set forth below in this Section 5.3(d) applies) (any of the foregoing hereinafter in this Section 5.3(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such distribution;

SP0	=	the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value on the ex-dividend date for such distribution of the Distributed Assets so distributed applicable to one (1) Ordinary Share, as determined in good faith by the Board of Directors.

In the event where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) or shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded or listed on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such distribution;

FMV0	=	the average of the Closing Sale Prices of the Distributed Assets applicable to one (1) Ordinary Share during the ten consecutive trading day period commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the Spin-Off Valuation Period.

Any adjustment made pursuant to this Section 5.3(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If any dividend or distribution of the type described in this Section 5.3(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Ordinary Shares (whether direct or in the form of ADSs) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 5.3 (and no adjustment to the Conversion Rate under this Section 5.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.3(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.3 was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 5.3(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed to a holder upon conversion of this Note.

(e)    In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Ordinary Shares (direct or in the form of ADSs) a dividend or other distribution of exclusively cash excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) any dividend or distribution in connection with a transaction to which Section 5.4 applies, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

DIV	=	the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares.

Any adjustment made pursuant to this Section 5.3(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution of the type described in this Section 5.3(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)    In case of purchases of the Ordinary Shares (directly or in the form of ADSs) pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares (directly or indirectly in the form of ADSs), to the extent that the fair market value, as determined in good faith by the Board of Directors, of cash and any other consideration included in the payment per Ordinary Share (or equivalent payment per Ordinary Share represented by the ADSs) exceeds the Closing Sale Price of the ADSs divided by the number of ADSs then represented by each ADS on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Expiration Date;

FMV	=	the fair market value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Ordinary Shares (directly or indirectly in the form of ADSs) validly tendered or exchanged and not withdrawn as of the Expiration Date, as determined in good faith by the Board of Directors;

OS1	=	the number of Ordinary Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately before the Expiration Time; and

SP1	=	the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period commencing on the trading day immediately after the Expiration Date.

Any adjustment made pursuant to this Section 5.3(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the trading day immediately following the Expiration Date. If the Company, or one of its Subsidiaries, is obligated to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.3(f).

(g)    If and whenever the Company shall issue any Ordinary Shares or ADSs (other than any issuance pursuant to this Note or on the exercise of any other rights, existing as of the date of issuance of the Note, of conversion into, or exchange or subscription for, Ordinary Shares or ADSs) or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (the “Relevant Securities”, which for the purposes of this definition excludes any Ordinary Shares, ADSs, option, warrant or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs issued or granted in accordance with any share incentive plan of the Company), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price per ADS, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;

CR1	=	the Conversion Rate in effect as from the date of issue of the Relevant Securities;

A	=	the number of Ordinary Shares in issue immediately before the issue of the Relevant Securities;

B	=	the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) Reference Price, multiplied by (y) the applicable number of Ordinary Shares then represented by each ADS; and

C	=	the number of Ordinary Shares in issue immediately after the issue of the Relevant Securities, provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(h)    In cases where:

(i)    the fair market value, as determined in good faith by the Board of Directors, of Distributed Assets and cash, including with respect to a Spin-Off, as to which Sections 5.3(d) and 5.3(e) apply, applicable to one (1) Ordinary Share, distributed to holders of the Ordinary Shares (whether direct or in the form of ADSs) equals or exceeds the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution, or

(ii)    the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution exceeds the fair market value, as determined in good faith by the Board of Directors, of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the holder will be entitled to receive upon conversion, in addition to the ADS, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that the holder would have received if the holder had converted this Note immediately prior to the record date for determining the shareholders entitled to receive the distribution.

(i)    In addition to those adjustments required by clauses (a)-(h) of this Section 5.3, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) business days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j)    All calculations under this Article V shall be made in good faith by the Company in accordance with this Article V, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of an Ordinary Share, as the case may be. No adjustment need be made for rights to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to a Company plan for reinvestment of dividends or for any issuance of Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities or, except as provided in this Section 5.3, rights to purchase Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities. The Company shall certify to the holder that all calculations are made in compliance with this Article V, and shall show the holder in detail the facts upon which such calculations and adjustments were made.

(k)    For purposes of this Section 5.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

(l)    Notwithstanding any of the foregoing clauses in this Section 5.3, the applicable Conversion Rate will not be adjusted pursuant to this Section 5.3 (i) if the holder participates in the transaction that would otherwise give rise to adjustment pursuant to this Section 5.3 on an as-converted basis or (ii) solely by reason of the issuance or conversion of any other Note pursuant to the Purchase Agreement.

Section 5.4    Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)    In the case of:

(i)    any recapitalization, reclassification or change of the ADSs or Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)    any consolidation, merger, combination or similar transaction involving the Company,

(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)    any statutory share exchange,

in each case, as a result of which the ADS or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to the Note providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of the Note shall be changed into a right to convert such principal amount of Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that any ADSs that the Company would have been required to deliver upon conversion of the Note shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Ordinary Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per ADS or Ordinary Share, as applicable, in such Merger Event.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article V (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment and such amendment shall contain such additional provisions to protect the interests of the holder of the Note.

(b)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.4. None of the foregoing provisions shall affect the right of a holder of a Note to convert its Note pursuant to the terms of the Note.

(c)    The above provisions of this Section 5.4 shall similarly apply to successive Merger Events.

Section 5.5    Notices.

(a)    Immediately upon any adjustment of the Conversion Rate, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)    The Company shall send written notice to the holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Ordinary Shares (whether direct or in the form of ADSs), any subdivision, stock split, reverse stock split or combination, or any tender offer or exchange offer, (ii) with respect to any pro rata subscription offer to holders of Ordinary Shares (whether direct or in the form of ADSs) or (iii) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.

(c)    The Company shall also give at least twenty (20) days’ prior written notice to the holder of this Note of the date on which any Fundamental Change, dissolution or liquidation shall take place.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1    Additional Amounts.

(a)    All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect the Note, including payments of principal, payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion of the Note, shall be made free from any restriction or condition without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to the holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no Additional Amounts shall be payable for or on account of

(i)    any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)    the existence of any present or former connection between the holder of the Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)    the failure of the holder to comply with a timely request from the Company or any successor of the Company, addressed to the holder, to provide certification, information, documents or other evidence concerning the holder’s or nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(3)    the presentation of the Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(ii)    any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge; or

(iii)    any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the Note.

(b)    If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Note, it shall deliver to the holder official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

Section 6.2    Increase in Conversion Rate Upon a Make Whole Fundamental Change Upon the occurrence of a Make Whole Fundamental Change, the Conversion Rate will be adjusted to be the Make Whole Fundamental Change Premium with respect to any conversion requests made by the holder from the date of the announcement by the Company of the event giving rise to the Make Whole Fundamental Change until ten days after the consummation of such event.

Section 6.3    Repurchase of the Note Upon a Fundamental Change.

(a)    Upon the occurrence of a Fundamental Change, the Company will offer to repurchase the Note at a purchase price of 100% plus accrued and unpaid interest, calculated to but excluding the date of repurchase.

(b)    The Company will permit the holder of the Note to present the Note for repurchase at any time prior to ten days following the consummation of the event giving rise to the Fundamental Change.

(c)    If the Fundamental Change giving rise to the repurchase obligation pursuant to this Section 6.3 is also a Make Whole Fundamental Change, then the Company will permit the holder of the Note to present the Note for repurchase pursuant to this Section 6.3 for as long as the Note may also be converted at the Make Whole Fundamental Change Premium, as contemplated by Section 6.2.

Section 6.4    Incurrence of Indebtedness. So long as any Note remain outstanding, the Company will not and will not permit any of its Subsidiaries to incur, directly or indirectly, contingently or otherwise, or otherwise become liable in respect of, any indebtedness for borrowed money; provided that the Company and its Subsidiaries may incur indebtedness if the aggregate amount of indebtedness incurred by the Company and its Subsidiaries after the date of issuance of the Note on a consolidated basis shall not exceed 6.5 times the Company’s EBITDA for 2021 which is agreed to be RMB300,000,000 or, at the time of incurrence, the equivalent amount in the U.S. dollars.

Section 6.5    Certain ADS Matters.

(a)    The Company covenants that all ADSs delivered upon conversion of the Note, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)    The Company covenants that, if any ADSs to be provided for the purpose of conversion of the Note hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(c)    The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Note.

(d)    The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Note into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as the Note is outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the Note and the Deposit Agreement upon conversion of the Note.

(e)    If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall provide written notice to the Holder upon the occurrence of the foregoing.

(b)    Offer to Purchase. (a) The holder of the Note will have the right to require the Company to repurchase for cash all or part of the Note on [●], 2024, being the third anniversary of the date of issuance of the Note, at a repurchase price equal to 100% of the principal amount of the Note to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. The Company will provide notice of this repurchase right no less than 30 days and no more than 60 days prior to [●], 2024 and the holder of the Note may submit its Note for redemption until two business days prior to such date.

Section 6.6    Transfers of the Note. (a) Purchaser or any subsequent holder of the Note may transfer all or a portion of the Note, in a single transaction or multiple transactions, to any third party so long as such transfer complies with the legends set forth on the Note and otherwise complies with applicable securities laws. Notwithstanding the foregoing, Purchaser shall not, directly or indirectly (including through any of its affiliate), transfer the Note to any Person without the prior written consent of the Company. Any transfer of the Note made in violation of this Section 6.6 shall be null and void ab initio and shall not be recorded on the books and records of the Company.

(b)    Any holder of the Note seeking to transfer all or a portion of the Note will deliver notice of such intended transfer to the Company. Upon receipt of such Notice, the Company will take all action necessary to effect such transfer, including promptly issuing one or more new Notes to such transferees.

(c)    In the event that all or a portion of the Note has been transferred to multiple holders, references in the Note to the singular form of “Note” and “holder” shall instead refer to the plural form of such words, mutatis mutandis.

ARTICLE VII

AMENDMENT AND WAIVER

The provisions of any Note may only be amended with the consent of the holder of the Note, provided that the Company can amend the Note pursuant to Section 5.4 or Article XIII in any manner specifically contemplated by such provisions that does not adversely impact the legal rights of the holder of the Note.

ARTICLE VIII

CANCELLATION

After the entire principal amount (including any accrued and unpaid interest) at any time owed on this Note has been paid in full or this Note has been converted in full to ADSs or other property, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE IX

PAYMENTS

This Note is payable without relief from valuation or appraisement laws. All payments to be made to the holder of the Note shall be made in the lawful money of the United States of America in immediately available funds; provided, that the Company shall not have the right to pre-pay the outstanding principal of any Note without the consent of the holder of the Note.

ARTICLE X

PLACE OF PAYMENT

Payments of principal and interest shall be delivered to the holder at the following address: [●] or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

ARTICLE XI

GOVERNING LAW AND DISPUTE RESOLUTION

THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

Section 11.1    THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

Section 11.2    Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong.

ARTICLE XII

SUBORDINATION

This Note and the interest accrued under the Note are the senior obligations of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company.

ARTICLE XIII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 13.1    Company may Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 13.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)    the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by amendment of the Note all of the obligations of the Company under the Note; and

(b)    immediately after giving effect to such transaction, no Event of Default or an event that would become an Event of Default with notice and/or the passage of time shall have occurred and be continuing.

For purposes of this Section 13.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 13.2    Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company by amendment to the Note of the due and punctual payment of the principal of and accrued and unpaid interest on the Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note on [●], 2021.

PUXIN LIMITED

By:

Name:

Title:

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

C-1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2021, by and among PUXIN LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and the investor listed on the signature page hereto (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchaser and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Holders” and individually each as a “Holder”.

WHEREAS, the Company and the Purchaser are parties to Convertible Note Purchase Agreement, dated as of [●], 2021 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Company is selling to the Purchaser, and the Purchaser is purchasing from the Company, an aggregate of $[●] Convertible Notes (the “Convertible Notes”), which are convertible into American Depositary Shares of the Company (“ADSs”) each representing two Ordinary Shares (“Ordinary Shares”) of the Company with a per value of $0.00005 per share.

WHEREAS, the Company has granted certain registration rights (the “Convertible Notes Registration Rights”) to the Holders of the Convertible Notes.

WHEREAS, as a condition to the obligations of the Company and the Purchaser under the Purchase Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration and other rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

Section 1.1    Demand Registration.

(a)    Request by Holders.(b) If the Company shall receive a written request from the Purchaser or any other Holder (or any of its successors, permitted assigns or transferees, each, an “Initiating Holder”) that the Company file a registration statement under the Securities Act (other than on Form F-3 or Form S-3) covering the registration of all or a portion of the Registrable Securities of such requesting Initiating Holder with an aggregate public offering price covering the amount requested of at least $10,000,000 pursuant to this Section 1.1, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its reasonably best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration (including the Initiating Holder(s)) by written notice given by such Holders to the Company within ten (10) Business Days after receipt of the Request Notice.

(b)    Underwritten Offering. If any Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 1.1 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holder(s) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holder(s)); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that, in any event, at least fifty percent (50%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)    Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registration requested by each Initiating Holder pursuant to this Section 1.1; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 1.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 1.1.

(d)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 1.1, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder(s); provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Ordinary Shares during such deferral period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Section 1.2    Piggyback Registration.

(a)    Participation. Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with a public offering of such securities, or if any registration of equity securities is requested by other current or future investors in the Company, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 1.1 or Section 1.3 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No shareholder of the Company shall hereafter be granted piggyback registration rights that are superior to those of the Holders without prior written consent of Holders who hold or would upon conversion of the Convertible Notes hold Registrable Securities representing at least sixty percent (60%) of the number of shares of Registrable Securities then outstanding.

2

(b)    Underwritten offering. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 5.2, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to each holder of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the respective percentages of the Registrable Securities requested to be included in such offering by such Holders, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Ordinary Shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

(c)    Not Demand Registration. Registration pursuant to this Section 1.2 shall not be deemed to be a demand registration as described in Section 1.1 above. There shall be no limit on the number of times Holders may request registration of Registrable Securities under this Section 1.2.

Section 1.3    Form F-3 or Form S-3 Registration.

(a)    Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file, as soon as reasonably practicable after the Company’s Form 20-F for the year ended December 31, 2021 is filed, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form F-3 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 or Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company).

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(b)    Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c)    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 or Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

(d)    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(e)    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(i)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such holder of Registrable Securities is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such holder of Registrable Securities to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

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(ii)    if, pursuant to Section 1.3(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)    notify such holder of Registrable Securities as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.3(e)(i).

(f)    Underwritten offering.

(i)    The Holders may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an underwritten offering the anticipated gross proceeds of which shall be less than $30.0 million (unless such holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than one (1) underwritten offering at the request of such holders within any twelve (12) month-period.

(ii)    In the event of an underwritten offering, the Holders shall select the managing underwriter(s) to administer the underwritten offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company, the holders of Registrable Securities and holders of any other securities of the Company participating in an underwritten offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(iii)    The Company will not include in any underwritten offering pursuant to this Section 1.3(f) any securities that are not Registrable Securities without the prior written consent of the Holders. If the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the respective percentages of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included. The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders in respect of any underwritten block trade.

(g)    Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Form F-3 or Form S-3 registration statement is effective, if any Holder delivers a notice to the Company stating its intention to effect a sale or distribution of all or part of its Registrable Securities on any Form F-3 or Form S-3 registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Form F-3 or Form S-3 registration statement as may be necessary, in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering, including pursuant to an underwritten offering.

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(h)    Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 1.3.

ARTICLE II

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 1.1, Section 1.2 or Section 1.3 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1.1, Section 1.2 or Section 1.3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses, in connection with such offering by the Holders.

Section 2.2    Obligation of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c)    Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)    Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

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(e)    Underwriting. In the event of any underwritten public offering, participate in standard due diligence exercises and enter into and perform its obligations under an underwriting agreement in usual and customary form, in each case with the managing underwriter(s) of such offering.

(f)    Notification. Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) “comfort” letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)    Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(i)    Listing. Cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

(j)    FINRA. Cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC.

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(k)    Updates. Keep Holders’ counsel advised in writing as to the initiation and progress of any registration under Section 1.1, Section 1.2 or Section 1.3 of this Agreement.

(l)    Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

(m)    Marketing Efforts. In connection with an underwritten offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “roadshows” or other similar marketing efforts).

(n)    Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.3    Other Obligations of the Company. So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the Depositary to file, and cooperate with the Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

Section 2.4    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.1, Section 1.2 or Section 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

Section 2.6    Re-sale Rights. The Company shall at its own cost use its reasonable best efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act, the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) if legal opinions from the Company’s counsel are specifically required by the transfer agent, causing the prompt delivery of such legal opinions in forms reasonably satisfactory to the transfer agent, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Holder’s securities into depository receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including maintenance fees and conversion fees for Registrable Securities held by the. The Company acknowledges that time is of the essence with respect to its obligations under this Section 2.6, and that any delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

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ARTICLE III

INDEMNIFICATION

Section 3.1    Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter (as defined in the Securities Act) thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any other applicable securities laws or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

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Section 3.2    Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other holders of Registrable Securities, the Company, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that, except for liability for fraud or willful misrepresentation, in no event shall any indemnity under this Section 3.2 payable by the Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3    Notification. If any Person shall be entitled to indemnification under this ARTICLE III (each, an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this ARTICLE III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this ARTICLE III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this ARTICLE III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

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Section 3.4    Contribution. If the indemnification provided for in this ARTICLE III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this ARTICLE III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 4.1    Transfer of Registration Rights. Any rights of a Holder under this Agreement, including any right to cause the Company to register securities granted to a Holder under this Agreement, may be transferred or assigned by such Holder to another Person without the consent of any other Person in connection with a transfer of any Registrable Securities to such Person in a Transfer permitted by the Purchase Agreement and the terms of the Convertible Notes; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Holder agrees in writing to be bound by, and subject to, this Agreement pursuant to a joinder agreement in the form attached hereto as Exhibit B.

Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under ARTICLE I shall terminate with respect to such Holder upon the earlier of (i) the termination, liquidation, dissolution of the Company, or (ii) when such Holder no longer holds any Registrable Securities; provided, however, that such rights shall not terminate before the first anniversary of the date hereof.

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ARTICLE V

MISCELLANEOUS

Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Purchaser or if the Purchaser is no longer a Holder, by Holders holding a majority of the Registrable Securities.

Section 5.2    No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least sixty percent (60%) of the number of Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Agreement, or otherwise) relating to any securities of the Company which are senior to those granted to the holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

Section 5.3    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.4    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.5    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.6    Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

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Section 5.7    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)    Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 5.7(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 5.9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

Section 5.8    Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.7 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchaser would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

13

Section 5.9    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)    If to the Company, to it at:

Puxin Limited

5/F, building 4, Dingjun building

75 Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

E-mail: wangpeng6@pxjy.com

Attn: Mr. Peng Wang

(b)    If to the Holders at:

[●]

with a copy (which shall not constitute notice) to:

[●]

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11    Expenses. Except as provided in Section 2.1, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

[Signature pages follow]

14

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:
PUXIN LIMITED

By:
Name:

Title:

PURCHASER:

By:
Name:

Title:

15

EXHIBIT A

DEFINED TERMS

1.    The following capitalized terms have the meanings indicated:

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Ordinary Shares” mean the ordinary shares of the Company, with a par value of $0.00005 each.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-3” or “Form S-3” means such respective form of registration statement under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 1.1, Section 1.2 and Section 1.3 hereof, including, without limitation, (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained in connection with Section 1.1, Section 1.2 and Section 1.3 hereof, regardless of whether any registration statement is declared effective.

“registration statements” means, as the context requires, a Form F-3 or S-3 or a registration statement on Form F-1 or S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 or S-3 is not available to such issuer).

“Registrable Securities” means, as of any date of determination, any Ordinary Shares owned by any Holder, including Ordinary Shares issued or issuable upon the conversion of the Convertible Notes, and Ordinary Shares issued or issuable in respect of such Ordinary Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Ordinary Shares in the form of ADSs (it being understood that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (v) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“number of shares of Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of the Convertible Notes then outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all underwriting discounts and commissions payable to underwriters applicable to the sale of Registrable Securities pursuant to Section 1.1, Section 1.2 or Section 1.3 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

2.    The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

ADS	Recitals

Agreement	Preamble

Arbitrator	Section 5.7(b)

Company	Preamble

Company Indemnified Parties	Section 3.1

Convertible Notes	Recitals

Convertible Note Purchase Agreements	Recitals

Convertible Notes Registration Rights	Recitals

Effectiveness Period	Section 1.4(b)

HKIAC	Section 5.7(b)

Holder Indemnified Parties	Section 3.2

Indemnified Party	Section 3.3

Indemnifying Party	Section 3.3

Initiating Holder	Section 1.1(a)

Inspector(s)	Section 2.2(h)

Losses	Section 3.1

Purchaser	Preamble

Records	Section 2.2(h)

Request Notice	Section 1.2(a)

Resale Shelf Registration Statement	Section 1.4(a)

Rules	Section 5.7(b)

Subsequent Holder Notice	Section 1.4(e)

Subsequent Shelf Registration Statement	Section 1.4(c)

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [●], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among PUXIN LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) and SERENTIY INVESTMENT MASTER FUND LIMITED. Capitalized terms used herein but not defined shall have the meanings given to them in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the            day of                     ,             .

Signature of Shareholder

Print Name of Shareholder

Address:

Agreed and Accepted as of

PUXIN LIMITED

By:

Its:

B-1